EXHIBIT 99.1

QC Holdings, Inc. Reports First Quarter Results

Board Declares $0.025 Dividend Per Common Share

OVERLAND PARK, Kan., May 5, 2015 (GLOBE NEWSWIRE) -- QC Holdings, Inc. (Nasdaq:QCCO) reported income from continuing operations of $1.1 million and revenues of $34.5 million for the quarter ended March 31, 2015. For the three months ended March 31, 2014, income from continuing operations totaled $3.2 million and revenues were $38.5 million.

The three months ended March 31, 2014 include discontinued operations relating to branches that were closed during the period. Schedules reconciling adjusted EBITDA to income from continuing operations for the three months ended March 31, 2015 and 2014 are provided below.

Revenues declined 10.4%, or $4.0 million, quarter-to-quarter largely due to lower interest and fees from the company's single-pay product. This decline reflects competitive pressures as customers explore alternative loan products and distribution channels.

Operating expenses, exclusive of loan losses, decreased $302,000 (to $16.6 million) during the three months ended March 31, 2015 versus prior year's first quarter. This decrease was primarily attributable to reduced compensation, partially offset by higher marketing costs.

Loan losses were essentially the same quarter-to-quarter. The loss ratio increased to 23.4% in first quarter 2015 versus 21.1% in last year's first quarter. The increase in the loss ratio is attributable to higher charge-offs in the Centralized Lending segment as a result of less-restrictive underwriting during the early phases of the product launch. The Branch Lending segment reported a lower loss rate in first quarter 2015 due to a reduced rate of charge-offs as a percentage of revenues, partially offset by a decline in the collection rate.

Regional and corporate expenses totaled $7.1 million during the three months ended March 31, 2015, an increase of $186,000 over the $6.9 million in first quarter 2014. This increase is due to higher discretionary compensation in first quarter 2015 compared to first quarter 2014.

** Dividend Declaration **

QC's Board of Directors declared a special cash dividend of $0.025 per common share, payable June 2, 2015 to stockholders of record as of May 19, 2015.

About QC Holdings, Inc.

Headquartered in Overland Park, Kansas, QC Holdings, Inc. is a leading provider of consumer loans in the United States and Canada. In the United States, QC offers various products, including single-pay, installment and title loans, open-end credit, check cashing, prepaid debit cards and money transfer services, through 407 branches in 23 states at March 31, 2015. In Canada, a company subsidiary is engaged in short-term, consumer Internet lending in various provinces. During fiscal 2014, the company advanced more than $750 million to customers and reported total revenues of approximately $153 million.

Forward Looking Statement Disclaimer: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company's current expectations and are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. These risks include (1) changes in laws or regulations or governmental interpretations of existing laws and regulations governing consumer protection or short-term lending practices, (2) uncertainties relating to the interpretation, application and promulgation of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act, including the impact of proposed rulemaking by the Consumer Financial Protection Bureau (CFPB), (3) ballot referendum initiatives by industry opponents to cap the rates and fees that can be charged to customers, (4) uncertainties related to the examination process by the CFPB and indirect rulemaking through the examination process, (5) litigation or regulatory action directed towards us or the short-term consumer loan industry, (6) volatility in our earnings, primarily as a result of fluctuations in loan loss experience and closures of branches, (7) risks associated with our dependence on cash management banking services and the Automated Clearing House for loan collections, (8) negative media reports and public perception of the short-term consumer loan industry and the impact on federal and state legislatures and federal and state regulators, (9) changes in our key management personnel, (10) risks associated with owning and managing non-U.S. businesses, and (11) the other risks detailed under Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. QC will not update any forward-looking statements made in this press release to reflect future events or developments.

(Financial and Statistical Information Follows)

QC Holdings, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2015
Revenues
Consumer loan interest and fees	$ 35,721	$ 32,078
Other	2,779	2,437
Total revenues	38,500	34,515
Operating expenses
Salaries and benefits	8,349	7,898
Provision for losses	8,139	8,062
Occupancy	4,663	4,605
Depreciation and amortization	472	432
Other	3,433	3,680
Total operating expenses	25,056	24,677
Gross profit	13,444	9,838

Regional expenses	2,250	2,116
Corporate expenses	4,683	5,003
Depreciation and amortization	472	196
Interest expense	416	241
Other expense, net	244	519
Income from continuing operations before income taxes	5,379	1,763
Provision for income taxes	2,197	676
Income from continuing operations	3,182	1,087
Gain from discontinued operations, net of income tax	271	--
Net income	$ 3,453	$ 1,087

Earnings per share:
Basic
Continuing operations	$ 0.18	$ 0.06
Discontinued operations	0.02	--
Net income	$ 0.20	$ 0.06

Diluted
Continuing operations	$ 0.18	$ 0.06
Discontinued operations	0.02	--
Net income	$ 0.20	$ 0.06

Weighted average number of common shares outstanding:
Basic	17,441	17,363
Diluted	17,441	17,363

Non-GAAP Reconciliations
Adjusted EBITDA
(in thousands)
(Unaudited)

QC reports adjusted EBITDA (income from continuing operations before interest, taxes, depreciation, amortization, charges related to stock options and restricted stock awards, and non-cash gains or losses associated with property dispositions and foreign currency effects) as a financial performance measure that is not defined by U.S. generally accepted accounting principles ("GAAP"). QC believes that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating and financial performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. It is important to note that non-GAAP measures, such as adjusted EBITDA, should not be considered as alternative indicators of financial performance compared to net income or other financial statement data presented in the company's consolidated financial statements prepared pursuant to GAAP. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. The following table provides a reconciliation of income from continuing operations to adjusted EBITDA:

	Three Months Ended
	March 31,
	2014	2015

Income from continuing operations	$ 3,182	$ 1,087
Provision for income taxes	2,197	676
Depreciation and amortization	944	628
Interest expense	416	241
Non-cash items related to property dispositions and foreign currency effects	244	519
Restricted stock expense	166	44
Adjusted EBITDA	$ 7,149	$ 3,195

QC Holdings, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2014	2015
ASSETS		(Unaudited)
Current assets
Cash and cash equivalents	$ 14,220	$ 16,673
Restricted cash and other	950	950
Loans receivable, less allowance for losses of $6,794 at December 31, 2014 and $5,956 at March 31, 2015	55,744	44,028
Assets held for sale	2,110	934
Prepaid expenses and other current assets	4,718	5,467
Total current assets	77,742	68,052
Non-current loans receivable, less allowance for losses of $2,133 at December 31, 2014 and $1,905 at March 31, 2015	5,603	3,828
Property and equipment, net	5,013	4,457
Intangible assets, net	835	749
Other assets, net	12,306	12,065
Total assets	$ 101,499	$ 89,151

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 638	$ 488
Accrued expenses and other current liabilities	6,692	6,551
Deferred revenue	2,917	2,096
Revolving credit facility	12,000	--
Total current liabilities	22,247	9,135

Non-current liabilities	5,482	5,059

Long-term debt	3,415	3,449
Total liabilities	31,144	17,643

Commitments and contingencies
Stockholders' equity	70,355	71,508
Total liabilities and stockholders' equity	$ 101,499	$ 89,151

QC Holdings, Inc.
Selected Statistical and Operating Data
(in thousands, except Average Loan, Average Term and Average Fee)

	Three Months Ended March 31,
	2014	2015
	Unaudited	Unaudited
Operating Data – Single-Pay Loans:
Loan volume	$ 165,083	$ 144,854

Average loan (principal plus fee)	390	385
Average fee	60	59

Operating Data – Installment Loans:
Loan volume	$ 10,800	$ 8,608
Average loan (principal)	745	737
Average term (days)	249	242

Revenues:
Single-pay loan fees	$ 25,088	$ 22,036
Installment loan interest and fees	9,478	8,665
Open-end credit fees	1,060	1,310
Title loan fees	95	67
Consumer loan interest and fees	35,721	32,078
Credit services fees	1,400	1,161
Check cashing fees	761	664
Other fees	618	612
Other revenues	2,779	2,437
Total revenues	$ 38,500	$ 34,515

Loss Data:

Provision for losses, continuing operations:
Charged-off to expense	$ 19,075	$ 16,978
Recoveries	(8,969)	(7,618)
Adjustment to provision for losses based on evaluation of outstanding receivables	(1,967)	(1,298)
Total provision for losses	$ 8,139	$ 8,062

Provision for losses as a percentage of revenues	21.1%	23.4%
Provision for losses as a percentage of loan volume (all products)	4.4%	5.0%

CONTACT: Investor Relations Contact:
         Douglas E. Nickerson (913-234-5154)
         Chief Financial Officer